Exhibit 10

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 20, 2014, is entered into by and among CONTINENTAL MATERIALS CORPORATION, a Delaware corporation (the “Company”), the financial institutions that are or may from time to time become parties to the Credit Agreement referenced below (together with their respective successors and assigns, the “Lenders” and each, a “Lender”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank as Administrative Agent for each Lender (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement referenced below.

WHEREAS, the Lender previously made available to the Company a credit facility pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement, dated as of November 18, 2011, by and among the Company, the Lender and the Administrative Agent, as amended by that certain First Amendment to Credit Agreement, dated as of March 21, 2013, by and among the Company, the Lender and the Administrative Agent (as further amended, restated or supplemented from time to time, the “Credit Agreement”);

WHEREAS, as of the date hereof, the Revolving Commitment is $15,000,000 and the outstanding principal balance of the Term Loan is $3,283,000; and

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement to, among other things, (i) increase the Revolving Commitment to $18,000,000 from $15,000,000, (ii) terminate the Term Loan Commitment upon the repayment in full of the outstanding principal balance (and accrued interest thereon) of the Term Loan in connection with the closing of this Amendment, (iii) modify the Borrowing Base calculation to provide for borrowing availability in respect of new Capital Expenditures (80% of hard costs), (iv) decrease pricing on the Revolving Loans, and (v) extend the maturity date to May 1, 2016, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, to induce the Lender and Administrative Agent to enter into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties hereto as follows:

Incorporation of Recitals.  The foregoing recitals are hereby incorporated into and made a part of this Amendment.

Amendment of the Credit Agreement.  It is hereby agreed and understood that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 7 of this Amendment, the Credit Agreement is hereby amended and modified as follows:

Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended as follows:

The definition of “Applicable Margin” is hereby deleted in its entirety and replaced with the following:

“Applicable Margin means, for any day, the rate per annum set forth below, it being understood that the Applicable Margin for (a) LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin”, (b) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (c) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate” and (d) the L/C Fee shall be the percentage set forth under the column “L/C Fee Rate”:

Prior to and including June 30, 2014, the Applicable Margin shall be as follows:

Revolving Loan
LIBOR Margin	Base Rate Margin	Non-Use Fee Rate	L/C Fee Rate
3.25%	1.00%	0.375%	2.75%

Commencing July 1, 2014, the Applicable Margin shall be as follows:

Revolving Loan
LIBOR Margin	Base Rate Margin	Non-Use Fee Rate	L/C Fee Rate
3.00%	0.75%	0.375%	2.75%

Notwithstanding the foregoing, in the event the Fixed Charge Coverage Ratio is equal to or exceeds 1.50 to 1.0 with respect to any Computation Period ending on or after December 31, 2014, the Applicable Margin shall be as follows commencing as of the first day following such Computation Period:

Revolving Loan
LIBOR Margin	Base Rate Margin	Non-Use Fee Rate	L/C Fee Rate
2.75%	0.50%	0.375%	2.75	%”

The definition of “Borrowing Base” is hereby deleted in its entirety and replaced with the following:

“Borrowing Base means an amount equal to the total of (a) 80% of the unpaid amount (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion) of all Eligible Accounts, plus (b) the lesser of (i) 50% of the value of all Eligible Inventory valued at the lower of cost (determined on a first in-first out or average basis, as the case may be, consistent with past practice) or market value (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion, including, without limitation, reserves in respect of slow-moving Inventory noted in any field audit report), and (ii) $8,500,000, plus (c) the lesser of (i) 80% of the invoiced hard costs of new Capital Expenditures (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion) not to exceed $4,000,000 in the aggregate, and (ii) $2,000,000 with respect to each of Fiscal Year 2014 and Fiscal Year 2015.  Notwithstanding anything to the contrary contained herein, the availability provided by (x) the Dating Program Accounts shall not exceed $5,000,000 in the aggregate, (y) the foreign Accounts covered by foreign account receivable insurance shall not exceed $250,000 in the aggregate, and (z) each eligible Capital Expenditure shall curtail on a 60-month straight line basis.”

Clause (vi) in the definition of “Permitted Lien” is hereby amended and restated in its entirety as follows:

“(vi) subject to the limitation set forth in Section 11.1(iv), Liens arising in connection with capitalized leases (and attaching only to the property being leased) and Liens that constitute purchase money security interests on any property securing Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired;”

The definition of “Obligations” is hereby amended and restated in its entirety as follows:

“Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit and surety bonds, all Hedging Obligations permitted hereunder which are owed to any Lender or its Affiliate or Administrative Agent, and all Bank Product Obligations (subject to the limitations set forth in the definition thereof), all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.  Notwithstanding the foregoing or anything to the contrary contained in any of the other Loan Documents, “Obligations” shall not create any guaranty by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of a Loan Party.”

The definition of “Revolving Commitment” is hereby deleted in its entirety and replaced with the following:

“Revolving Commitment means $18,000,000, as reduced from time to time pursuant to Section 6.1.”

The definition of “Termination Date” is hereby deleted in its entirety and replaced with the following:

“Termination Date means the earlier to occur of (a) May 1, 2016 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.”

The definition of each of “Term Loan Commitment”, “Term Loan Maturity Date” and “Term Loan” is hereby deleted in its entirety and replaced with the following:

“[Intentionally Deleted].”

The following definitions are hereby added in their proper alphabetical order:

“Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.”

“Excluded Swap Obligation means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.”

“Swap Obligation means any Hedging Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.”

Section 11.13.1 of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

“11.13.1 Minimum Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage Ratio for any Computation Period referenced below to be less than the applicable amount set forth below:

Computation Period Ending	Fixed Charge Coverage Ratio
June 28, 2014	1.05 to 1.0

September 27, 2014 and each Fiscal Quarter end thereafter	1.15 to 1.0”

Section 11.13.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“11.13.4 Capital Expenditures.  Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties in any Fiscal Year to exceed $4,000,000 (excluding the aggregate amount of any Capital Expenditures financed with the proceeds of a Revolving Loan advance).”

Section 11.13.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“[Intentionally Deleted].”

Section 11.13.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“11.13.6 Minimum EBITDA.  Not permit EBITDA for any period referenced below to be less than the applicable amount set forth below:

Computation Period Ending	EBITDA
December 28, 2013	$2,500,000

March 29, 2014	$1,500,000	”

Section 15 of the Credit Agreement is hereby amended by adding the following new Section 15.22 to the end thereof as follows:

“15.22 Commodity Exchange Act.  Notwithstanding anything to the contrary in this Agreement or any other Collateral Document, no Loan Party shall be deemed to be a guarantor of another Loan Party’s Swap Obligations owing to Lender if such Loan Party is not an “eligible contract participant” as defined in §1(a)(18) of the Commodity Exchange Act and the applicable rules issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission (collectively, and as now or hereafter in effect, “the ECP Rules”) to the extent that the providing of such guaranty by such Loan Party would violate the ECP Rules or any other applicable law or regulation.”

For the sake of clarity, in the calculation of the Fixed Charge Coverage Ratio pursuant to the Credit Agreement, Capital Expenditures financed with the proceeds of a Revolving Loan advance shall be considered financed Capital Expenditures.

Annex A to the Credit Agreement is hereby amended, restated and replaced in its entirety by Annex A to this Amendment.

Termination of Term Loan Commitment.  Concurrently with the effectiveness of this Amendment as provided in Section 7 hereof, the Company will repay in full the Term Loan (including all principal and accrued interest thereon) with a Revolving Loan advance.  Upon the repayment in full of the Term Loan, the Term Loan Commitment shall be terminated, the Term Loan Note shall be canceled, and the terms and provisions in the Loan Documents solely related to the Term Loan shall no longer be effective (including, without limitation, Sections 2.1.2, 6.2.2(a) and 6.4.2).

Williams Ecologix.  Notwithstanding anything to the contrary contained in any Loan Agreement or otherwise, no Investments of any type shall be made by the Company in or to Williams Ecologix.

Financing of Capital Expenditures.  Prior to making a Revolving Loan advance in respect of any Capital Expenditure as provided in the definition of “Borrowing Base,” the Company shall deliver a final and complete invoice for such Capital Expenditure to the Administrative Agent.

Amendment of the Loan Documents.  It is hereby agreed and understood by the Administrative Agent, each Lender and the Company that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 7 of this Amendment and effective as of the effective date of this Amendment, each reference to the Credit Agreement, the Revolving Loan, the Amended and Restated Revolving Loan Note and/or any other defined terms or any Loan Documents in any Loan Documents shall be deemed to be a reference to any such defined terms or such agreements as such terms or agreements are amended or modified by this Amendment.  Any breach of any representation, warranty, covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement.

Conditions Precedent.  The effectiveness of this Amendment and the obligations of the Administrative Agent and each Lender hereunder are subject to the satisfaction, or waiver by the Administrative Agent, of the following conditions precedent on or before the date hereof (unless otherwise provided or agreed to by the Administrative Agent) in addition to the conditions precedent specified in Section 12.2 of the Credit Agreement:

The Company shall have paid and/or reimbursed all reasonable fees, costs and expenses relating to this Amendment and owed to the Lender pursuant to the Credit Agreement in connection with this Amendment.

The Company shall have delivered, or caused to be delivered, original fully completed, dated and executed originals of (i) this Amendment, (ii) the Second Amended and Restated Revolving Loan Note in the original principal amount of $18,000,000, and (iii) such other certificates, instruments, agreements or documents as the Administrative Agent may reasonably request (each of the foregoing certificates, instruments, agreements and documents described in this Section 7(B) (other than this Amendment) which constitute Loan Documents are hereinafter referred to collectively as the “Other Documents”).

The Company shall have delivered certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of this Amendment and the Loan Documents referenced herein.

Legal counsel for each Loan Party shall have delivered a legal opinion letter to the Administrative Agent in form and substance satisfactory to the Administrative Agent.

The following statements shall be true and correct and the Company, by executing and delivering this Amendment to the Lender and the Administrative Agent, hereby certifies that the following statements are true and correct as of the date hereof:

Other than as expressly contemplated by this Amendment, since the date of the most recent financial statements furnished by the Company to the Administrative Agent (which financial statements were true and correct in all material respects and otherwise conformed to the requirements set forth in the Credit Agreement for such financial statements), there shall have been no change which has had or will have a material adverse effect on the business, operations, properties or financial condition of the Loan Parties taken as a whole;

The representations and warranties of the Company set forth in the Credit Agreement and the other Loan Documents (as amended by this Amendment) are true and correct in all respects on and as of the date of this Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and no Unmatured Event of Default or Event of Default has occurred and is continuing; and

No consents, licenses or approvals are required in connection with the execution, delivery and performance by the Company of this Amendment or the Other Documents or the validity or enforceability against the Company of this Amendment or the Other Documents which have not been obtained and delivered to the Lender.

Miscellaneous.

Except as expressly amended and modified by this Amendment, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect in accordance with the terms thereof.

This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

This Amendment shall be construed in accordance with and governed by the internal laws, and not the laws of conflict, of the State of Illinois.

The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Credit Agreement to be duly executed as of the day and year first above written.

COMPANY:

CONTINENTAL MATERIALS CORPORATION

By:	/s/ Joseph J. Sum
Joseph J. Sum
Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDER:

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Richard Pierce
Richard Pierce
Managing Director